UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2008

VSB Bancorp, Inc.

(Exact Name of Registrant as specified in its charter)

New York	0-50237	11-3680128

(State or other jurisdiction	Commission File	IRS Employer Identification
of incorporation)	Number	No.

4142 Hylan Boulevard, Staten Island, New York 10308

Address of principal (Zip/Postal Code) executive offices

Registrant’s telephone number: 718-979-1100

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

INDEX OF EXHIBITS

SIGNATURES

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 2, 2008, the Registrant and its wholly-owed subsidiary, Victory State Bank, publicly announced that Ronald A. Giampaolo, age 55, has been appointed Vice President, Controller and Principal Accounting Officer of both the Registrant and Victory State Bank. Mr. Giampaolo will serve at the pleasure of the Board of Directors.

Mr. Giampaolo has more than 20 years experience in banking in various financial capacities. Prior to joining the Registrant, he had been Assistant Vice President and Senior Financial Analyst for Banco Popular since August 2007. Prior to that, he was Assistant Vice President and Accounting Manager for Amalgamated Bank from October 2002 through August 2007. Mr. Giampaolo graduated from the City University of New York with a BA in accounting.

Neither the Registrant nor Victory State Bank has any outstanding loans or other transactions with Mr. Giampaolo.

Mr. Giampaolo was appointed on November 14, 2008 effective December 2, 2008. In accordance with the instructions to Item 5.02(c), the Registrant delayed the filing of this report until a public announcement of the appointment was made.

INDEX OF EXHIBITS

Exhibit No.	Description

8.01 (a)	Press release announcing the hiring of a principal accounting officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2008

VSB Bancorp, Inc.

By:	/s/ Raffaele M. Branca

Raffaele M. Branca
President, CEO and CFO